                      SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    AUGUST 14, 1997.


                        LYONDELL PETROCHEMICAL COMPANY
--------------------------------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                   1-10145               95-4160558
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(STATE OR OTHER JURISDICTION       (COMMISSION            (IRS EMPLOYER
      OF INCORPORATION)            FILE NUMBER)         IDENTIFICATION NO.)


1221 MCKINNEY STREET, SUITE 1600, HOUSTON, TEXAS          77010
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE      (713) 652-7200


                                NOT APPLICABLE
--------------------------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5. OTHER EVENTS

In response to a wire service story on August 13, on August 14, 1997 the Company issued a press release announcing that the Houston-based refinery co-owned with CITGO Petroleum Corporation has been at full operating rates since July 26, 1997. The Company further reported that Management is very comfortable with the range of current analyst estimates averaging $.87 per share for the quarter ending September 30, 1997.

Although Lyondell believes the expectations reflected in this forward-looking statement are reasonable, they do involve certain assumptions, risks and uncertainties, and Lyondell can give no assurance that such expectations will prove to have been correct. The Company's actual results could differ materially from those anticipated as a result of certain factors, including uncertainties associated with the United States and worldwide economies, and operating interruptions (including leaks, explosions, fires, mechanical failure, unscheduled downtime, transportation interruptions, and spills and releases and other environmental risks). Many of such factors are beyond Lyondell's ability to control or predict. Management cautions against putting undue reliance on forward-looking statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Exhibits

      Exhibit      Document
      -------      --------
        99         Press Release dated August 14, 1997.

                                 EXHIBIT INDEX

Exhibit Number         Document
--------------         --------
    9                  Press Release Dated as of August 14, 1997.

                                 SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 1997                     LYONDELL PETROCHEMICAL COMPANY


                                           By:  /s/ Joseph M.Putz
                                               --------------------------------
                                               Joseph M. Putz
                                               Vice President and Controller

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